News Release

Date:	February 11, 2025
Contacts:	C. Hunter Westbrook
President and Chief Executive Officer
HomeTrust Bank
828.365.7084

HomeTrust Bancshares, Inc. Announces Transfer of Listing of Common Stock to the New York Stock Exchange and Change in Ticker Symbol

Asheville, N.C., February 11, 2025 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company” or “HomeTrust”), the holding company of HomeTrust Bank, today announced that the Company will transfer the listing of its common stock from the NASDAQ Stock Market LLC (“NASDAQ”) to the New York Stock Exchange LLC (“NYSE”). HomeTrust’s common stock is expected to commence trading on the NYSE on Monday, February 24, 2025 under a new ticker symbol, “HTB”. The Company’s common stock is expected to continue to trade on NASDAQ until the close of the market on Friday, February 21, 2025.
“We are excited to announce our partnership with the NYSE,” said Hunter Westbrook, President and Chief Executive Officer. “In joining the world’s largest stock exchange, we believe leveraging the NYSE trading platform will provide greater exposure for our Company and long-term value for our stockholders. We look forward to celebrating this occasion and milestone for HomeTrust by ringing The Opening Bell on our first of day of trading on the NYSE.”
“We are pleased to welcome HomeTrust Bancshares, Inc. to the New York Stock Exchange,” said Tara Dziedzic, Head of US Listings, New York Stock Exchange. “As an NYSE-listed company, HomeTrust joins our community of icons, disruptors and many of its peers, leveraging the membership value that our exchange uniquely provides.”
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2024, the Company had assets of $4.6 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to, the impact of bank failures or adverse developments involving other banks and related negative press about the banking industry in general on investor and depositor sentiment; the remaining effects of the COVID-19 pandemic on general economic and financial market conditions and on public health, both nationally and in the Company's market areas; natural disasters, including the effects of Hurricane Helene; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com